UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2010
MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200,
Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     In connection with the Notes Offering (as defined in Item 8.01), MedAssets, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding the Company’s business, such as capitalization data and certain unaudited pro forma financial information), is derived from the Preliminary confidential offering memorandum, dated as of November 2, 2010, that is being circulated in connection with the Notes Offering described in Item 8.01. The results for periods of less than a full year are not necessarily indicative of the results to be expected for any other interim period or for a full year. Accordingly, investors and stockholders should not place undue reliance on the financial information and operating data. The audited consolidated financial statements and condensed consolidated financial statements of Broadlane Intermediate Holdings, Inc., a Delaware corporation (“Broadlane”), included in Exhibit 99.1, which is incorporated herein by reference, are being refurnished to reflect a reclassification of certain amortization expenses consistent with the presentation of the Company.
     The information furnished pursuant to, and incorporated by reference in, Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
     On November 3, 2010, the Company announced that it plans to issue an aggregate principal amount of up to $360 million of senior notes due 2018 (the “Notes”) in a private placement (the “Notes Offering”). The Company intends to use the net proceeds from the Notes Offering, together with borrowings under a new credit facility which is expected to be entered into concurrently with the issuance of the Notes, to finance the Company’s previously announced acquisition of all of the issued and outstanding shares of capital stock of Broadlane from Broadlane Holdings, LLC, a Delaware limited liability company. The completion of the Notes Offering is contingent upon the consummation of the Company’s acquisition of Broadlane. A copy of the press release, dated November 3, 2010, announcing the Notes Offering is attached as Exhibit 99.2 and is incorporated herein by reference.
     The Notes have not been registered under the Securities Act. The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act, provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.
Exhibit
Number and Description

99.1	Excerpts from the Preliminary confidential offering memorandum, dated as of November 2, 2010.
99.2	Press Release of MedAssets, Inc., dated November 3, 2010, announcing the Notes Offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
November 3, 2010	By:	/s/ L. Neil Hunn
		Name:	L. Neil Hunn
		Title:	Executive Vice President, Chief Financial Officer and President of Revenue Cycle Technology

Exhibit Index

Exhibit No.	Description
99.1	Excerpts from the Preliminary confidential offering memorandum, dated as of November 2, 2010.
99.2	Press Release of MedAssets, Inc., dated November 3, 2010, announcing the Notes Offering.